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                                                                     EXHIBIT 5.2

                      [Miles & Stockbridge P.C. Letterhead]



                                                     April 2, 2003


Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Corrections Corporation of America, a Maryland corporation (the "Company"), in connection with the registration of certain securities of the Company (the "Offered Securities") on its Registration Statement on Form S-3 (including the prospectus which is a part thereof, the "Registration Statement") filed today by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) debt securities (the "Debt Securities"), (ii) shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), (iii) shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and (iv) warrants to purchase Common Stock (the "Warrants"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate public offering price not to exceed $700,000,000.

         We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter. Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. (a) When the indenture (the "Indenture") relating to the Debt Securities has been duly authorized, executed and delivered by the Company and the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the trustee named in the Indenture and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities are then issued and sold as contemplated in the authorization by the board of directors and in the Registration Statement and the related Prospectus Supplement(s), the Debt


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Corrections Corporation of America
April 2, 2003
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Securities will, to the extent Maryland law is applicable, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company's charter and bylaws and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law, and when appropriate articles supplementary to the Company's charter relating to such class or series of Preferred Stock have been duly approved by the Company's board of directors and been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, or (ii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         3. (a) Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock issued (i) upon the exchange or conversion of any duly issued shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any duly issued Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of duly issued Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable. The shares of Common Stock to be sold by selling shareholders under the Registration Statement are validly issued, fully paid and non-assessable.

         4. (a) When a warrant agreement relating to the Warrants has been duly authorized,


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Corrections Corporation of America
April 2, 2003
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executed and delivered and the Warrants and the securities of the Company into which the Warrants will be exercisable have been duly authorized by the Company's board of directors, (b) when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company's charter and bylaws and the warrant agreement, (c) when the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement and the related Prospectus Supplement(s), (d) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have become effective under the Securities Act, (e) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement and the related Prospectus Supplement(s), and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement and the Prospectus Supplement(s), the Warrants will, to the extent Maryland law is applicable, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         In giving our opinions as to the validity of the Offered Securities, we are assuming that, at the time of the issuance thereof, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and that such securities will comply with all requirements and restrictions, if any, applicable to the Company, imposed by any court or governmental or regulatory body having jurisdiction over the Company. We are assuming that, at the time of issuance of the Common Stock and the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares of its stock for the issuance. With respect to the issuance of Warrants, we have assumed that the Company will have authorized but unissued, and will reserve for issuance upon exercise of the Warrants, a sufficient number of shares of its stock for such exercise. Our opinions are based on the assumptions that at the time of issuance of any of the Offered Securities, the Company will be in good standing under the laws of the State of Maryland and that the aggregate purchase price paid for any Offered Securities, when aggregated with the purchase price paid for other Offered Securities theretofore issued, will not exceed $700,000,000.

         Our opinions set forth in numbered paragraphs 1 and 4 above are subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally. Further, the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding, whether at law or in equity, may be brought.

         We have relied as to certain factual matters on information obtained from public officials and officers of the Company. We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland. We acknowledge that Bass, Berry & Sims PLC will rely on the opinions set forth herein in giving



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Corrections Corporation of America
April 2, 2003
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certain opinions of their own on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as Exhibit 5.2 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  Miles & Stockbridge P.C.


                                                  By: /s/ Cynthia Collins Allner
                                                     ---------------------------
                                                       Principal